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                                                                Exhibit 10 (xlv)







                       THE NORTH AMERICAN COAL CORPORATION

                        2001 INCENTIVE COMPENSATION PLAN


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                        2001 INCENTIVE COMPENSATION PLAN



SUMMARY

The Incentive Compensation Plan (Plan) offers a highly attractive incentive compensation opportunity to senior managers when all performance objectives under their control or influence are achieved. This is accomplished through a structure containing the following elements:

         - Each participant is assigned an individual incentive target, stated as a percentage of their salary midpoint, that establishes the incentive compensation amount they will receive when performance objectives are met.

         - The individual target amount is allocated among the following performace components:

                  -     North American Coal (NAC) corporate performance.

                  -     Bellaire Corporation cash flow.

                  -     Business unit results.

                  -     Individual achievement.

         - Percentage weightings are assigned to each component, based on the participant's accountabilities and their impact on each component.

         - One or more performance objectives will be established at the beginning of the year for each performance component.

         - A performance range, which defines the acceptable level of results, from threshold to maximum, is created for each performance objective.

         - A payout range is defined, which provides for incentive payments of up to 150 percent of the incentive target, except to the extent the Committee elects to increase the actual pool by up to 10 percent, as described below.

         - A performance/payout schedule combines the two ranges into a matrix that defines the level of incentive compensation payment that will result from each level of performance.

         - After audited financials are available, awards will be calculated based on actual results against the established objectives.

         - A final individual performance adjustment may be made, within a range of +10 percent of the calculated award, based on a judgment of the participant's overall performance.

This Incentive Compensation Plan will allow management and the Board to establish, in advance, the performance expectations and related incentive compensation potential that NAC's executives can expect for the year. At year-end, the Plan focuses judgment of the management team's performance on predetermined objectives that should produce fairness in the determination of rewards.


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2001 INCENTIVE COMPENSATION PLAN
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PLAN STRUCTURE

         INDIVIDUAL INCENTIVE TARGETS
         ----------------------------

         The primary focus of the proposed Plan is the individual incentive compensation target. Each participant is assigned a target, stated as a percentage of the mid-point of base salary, which will be paid when all relevant performance objectives are achieved. The Plan provides for payments above or below the target to reflect acceptable variances from performance objectives.

         PERFORMANCE GOALS
         -----------------

         Four sets of goals are proposed:

                            INTENTIONALLY LEFT BLANK

         INCENTIVE AWARD RANGE
         ---------------------

         Actual performance results attained probably will not match the established performance goals exactly. Therefore, the Plan is designed to provide incentive compensation payouts of up to 150 percent of the target award if actual results fall within a predetermined range of acceptable performance.

         The award range is defined as follows:

                                  % OF
               AWARD LEVEL       TARGET                    DESCRIPTION
         -------------------   -----------     ---------------------------------
         Maximum                   150%        Highest level of incentive paid.

         Target                    100%        Competitive incentive opportunity
                                               for achieving all-important
                                               goals.

         Threshold                  50%        Incentive paid when results meet
                                               minimum acceptable standards.

         Below threshold             0%        Performance does not merit
                                               incentive payment.


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2001 INCENTIVE COMPENSATION PLAN
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         COMPONENT WEIGHTINGS
         --------------------

         Participants' potential incentive awards will be allocated between performance components based on their individual impact on results. The allocations allow for awards to be earned based on the achievement of the performance objectives over which each executive has the most control. Weightings will be stated as a percentage and total 100 percent for each participant. The weightings will be established each year to reflect current organizational accountabilities and the relative importance of the various performance components. Our recommended weightings are as follows:

                            INTENTIONALLY LEFT BLANK


         When there is more than one goal for a performance component, further percentage weightings may be assigned, within the overall weightings, to reflect the relative priority of each goal. For example, if the individual component has a 40 percent weighting and there are five individual goals, each individual goal might be assigned a priority weighting of 20 percent.

         PERFORMANCE RANGE
         -----------------

         A range of performance acceptable for incentive compensation payment will be established for each performance objective. For quantitative goals, the range may be set as a percentage of the objective. For goals that cannot be quantified, the range will be defined in narrative form.

         The following general definitions will apply. The percentage ranges indicated are only guidelines; specific percentage ranges or narrative descriptions should be determined for each goal based on the definitions.


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2001 INCENTIVE COMPENSATION PLAN
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
                                             PERFORMANCE
               PERFORMANCE                    PERCENTAGE
                  LEVEL                       GUIDELINE                               DEFINITION
         ------------------------         -------------------        ----------------------------------------------
         Threshold                               75%                 Minimum acceptable results justifying payment
                                                                     of incentives.

         Objective                                                   100% Results meet high performance demands
                                                                     justifying fully competitive rewards.

         Maximum                                 125%                Highest foreseeable level of performance.


         PERFORMANCE/PAYOUT SCHEDULE

         Combining the performance and payout ranges yields a performance/ payout schedule as in the following example:

             PERFORMANCE                 DEFINITION               RESULTS          AWARD LEVELS           PAYOUT
         --------------------    ----------------------------    -----------    --------------------    -----------
         Threshold               Minimum                                75%     Threshold                      50%
         Objective               On plan                               100%     Target                        100%
         Maximum                 Exceeding expectations                125%     Maximum                       150%

         This schedule is applied separately to the results of each established performance element to determine the incentive amount earned in accordance with assigned weightings. Performance that falls between the defined levels would result in proportionally adjusted payouts, which may be calculated mathematically or determined judgmentally.

         CORPORATE PERFORMANCE THRESHOLD

         No incentive compensation awards will be earned under the Plan in any year unless the threshold level of the corporate performance component is achieved. Once the corporate performance threshold is attained, each performance objective is separate and distinct. This means that partial awards can be earned for the attainment of one performance objective even if another is not sufficient to generate a payout.

         INDIVIDUAL ADJUSTMENT FACTOR

         Each individual award, as calculated above, may be adjusted upward or downward by as much as 10 percent of the total award, based on management's' perceptions of each individual's overall performance.

         PARTIAL AWARDS

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2001 INCENTIVE COMPENSATION PLAN
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         Executives who are hired or promoted during the year to positions eligible for participation in the Plan may be included in the Plan on a prorata basis.

         COMMITTEE DISCRETION

         It is the intent of the Plan that the total incentive compensation, as determined above, will be the final total corporate incentive compensation to be paid. However, the Committee, in its sole discretion, may increase or decrease, by up to 10 percent, the total incentive compensation or may approve an incentive compensation payment where normally there would be no payment, due to corporate performance which is below the criteria established for the year.


2001 PERFORMANCE TARGETS

         See Plan Summary.